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                                                                EXHIBIT 23.2

                        [LETTERHEAD OF ERNST & YOUNG]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation of our reports dated March 17, 1995, February 26, 1996 and March 7, 1997 with respect to the balance sheets of Marwal Systems as of December 31, 1994, December 31, 1995 and December 31, 1996, and the related statements of income for the years then ended, which reports are included or incorporated by reference in this Form 10-K/A of Walbro Corporation, into the Company's previously filed Registration Statement File Nos. 33-20841, 33-32068 and 33-48562.




                                        ERNST & YOUNG Audit


                                        /s/ Gilles Meyer
                                        --------------------
                                            Gilles Meyer




June 24, 1997